UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): January 23, 2005

Trinsic, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement

     Effective January 27, 2005, we entered into a Modification and Termination Agreement with Textron Financial Corporation, our asset-based lender with which we have Loan and Security Agreement dated April 22, 2004. Among other things the Modification and Termination Agreement provides that Textron will forbear from exercising default rights and remedies until May 31, 2005, will waive the early termination fee and modify the annual facility fee. We agreed to pay a modification fee of $150,000. We expect to have a replacement lender by May 31, 2005. A copy of the Modification and Termination Agreement is attached as Exhibit 10.4 to this Form 8-K.

Section 2 – Financial Information

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation

     See Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

     Exhibit 10.4 Modification and Termination Agreement dated January 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 1, 2005.

TRINSIC, INC.

BY:	/s/ Horace J. Davis, III

Name:	Horace J. Davis, III
Title:	Acting Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.